Exhibit 99.1

Magnolia Oil & Gas Corporation Announces Fourth Quarter and 2018 Year-End Results

HOUSTON, TX, February 25, 2019 - Magnolia Oil & Gas Corporation (“Magnolia,” “we,” “our,” or the “Company”) (NYSE: MGY) today announced its financial and operational results for the fourth quarter of 2018.

Fourth Quarter and 2018 Highlights:

•

Magnolia reported fourth quarter net income attributable to Class A Common Stock of $32.9 million, or $0.21 per diluted share or $0.22 on an adjusted basis. Total net income (including the non-controlling interest) was $57.8 million.

•

Total Company production averaged 61.9 thousand barrels of oil equivalent per day (“Mboe/d”) for the fourth quarter of 2018, or a 5 percent sequential increase compared to the period from July 31, 2018 through September 30, 2018 (“the Q3 Successor Period[1]”).

•	Fourth quarter 2018 production in the Giddings Field increased 22 percent sequentially to 20.6 Mboe/d over the Q3 Successor Period[1], largely due to the completion of new wells.

•

Adjusted EBITDAX of $193.0 million during the fourth quarter of 2018 with drilling and completions capital expenditures of $110.8 million during the same period (approximately 57% of Adjusted EBITDAX), and well within our plan.

•	We continue to strengthen our core position in Karnes through bolt-on acquisitions, adding 1,849 net acres to our Karnes County footprint in the fourth quarter of 2018.

•	The average realized oil price was $65.12 per barrel for the fourth quarter of 2018, or 110 percent of the average NYMEX WTI benchmark price during the period.

•

The Company generated pretax operating margins of $13.00 per Boe, or 29 percent on a GAAP basis; and adjusted operating margins of $13.39 per Boe, or 30 percent, each during the fourth quarter of 2018.

•

Magnolia ended 2018 with $135.8 million of cash on the balance sheet compared to $36.7 million at the end of the third quarter of 2018. We had $388.6 million of long-term debt, and an undrawn revolving credit facility with $550.0 million of capacity.

“Although we are still in the early stages as an organization, we exceeded most of our objectives during 2018,” said Magnolia Chairman, President and CEO, Steve Chazen. “The current product price environment is not very different than when we announced our original transaction nearly a year ago, and our core South Texas oil and gas properties that we acquired continue to show very strong performance. We demonstrated our ability to grow our production above our initial plan while spending less than 60 percent of our Adjusted EBITDAX on drilling and completing wells. Additionally, we reinvested a significant portion of our excess cash flow on the completion of asset acquisitions which further strengthened our position in both the Karnes and Giddings areas. We continue to evaluate several small asset acquisition opportunities that fit our business model. Our objective of spending within 60 percent of EBITDAX while generating moderate volume growth with low financial leverage and strong pretax margins remains part of our differentiated strategy. Our business model and ability to adapt is well-suited for the current product price environment, and we look forward to further achievements in 2019.”

Operational Update

Total fourth quarter 2018 net income (including the non-controlling interest) was $57.8 million, or $0.23 per share (assuming the weighted average impact of Class A Common stock issuable upon conversion of Class B Common Stock). Daily production averaged 61.9 Mboe/d and 60.7 Mboe/d during the fourth quarter 2018 and five months of Magnolia ownership for the year ended 2018, respectively. The Karnes County assets and drilling program continued to provide high quality and consistent well results. Production in Karnes averaged 41.3 Mboe/d during the fourth quarter, roughly flat with the third quarter as fewer wells were turned-in-line during the most recent period. Overall company growth was driven by the Giddings assets during the fourth quarter as well completions shifted to this area during the period. Production in Giddings increased nearly 22 percent sequentially to 20.6 Mboe/d in the fourth quarter, primarily due to additional wells turned-in-line as well as a full period of production from the Harvest acquisition.

[1]	Q3 Successor Period volumes have been adjusted to reflect the adoption of Accounting Standard Update No. 2014-09, Revenue from Contracts with Customers (“ASC 606”).

During the fourth quarter of 2018, the Company operated three drilling rigs with two rigs in Karnes County and one rig in the Giddings Field, and utilized one completion crew across our operations. The drilling program is designed to provide flexibility to opportunistically maximize development and completion efficiencies between the fields.

Updated Guidance

Looking into 2019, Magnolia continued to operate three rigs for most of the first quarter. Given the recent decline in product prices, and to adjust our capital spending in line with our business model, we currently plan to exit the first quarter operating two rigs - one each in Karnes and Giddings. We will continue to evaluate our drilling program and activity levels as the year progresses and expect our full year 2019 drilling and completions capital to be within 60 percent of our total EBITDAX for the year. Despite the slowing pace of activity into this year, we still expect to generate moderate overall production growth for the full year of 2019. We currently estimate our first quarter production volumes to be equal or better than fourth quarter 2018 levels. Production is expected to accelerate into mid-year due to additional operated wells turned-in-line and higher anticipated non-operated activity. Overall company production is estimated to exit 2019 approximately 6.0 Mboe per day higher than in the fourth quarter of 2018.

2018 Year-End Reserves

Magnolia’s total proved reserves at year-end 2018 were 100.5 MMboe (50% oil and 71% liquids) compared to 75.6 MMboe at the end of 2017 which relates to the one-year development plan of the assets acquired in the transaction with EnerVest, Ltd. and its affiliates. Proved undeveloped reserves represent 24 percent of total proved reserves, the vast majority of which will be developed within one year.

Annual Report on Form 10-K

Magnolia’s financial statements and related footnotes will be available in its Annual Report on Form 10-K for the year ended December 31, 2018, which is expected to be filed with the U.S. Securities and Exchange Commission (“SEC”) on February 27, 2019.

Upcoming Investor Conference

Magnolia’s senior management is scheduled to participate in the following conference:

The 19th annual Simmons Energy Conference, February 27-28, 2019 in Las Vegas.

The presentation materials used at the conference will be available the morning of the event on Magnolia’s website at www.magnoliaoilgas.com under the Investors tab.

Conference Call and Webcast

Magnolia will host an investor conference call on Tuesday, February 26, 2019 at 10:00 a.m. Central (11:00 a.m. Eastern) to discuss these operating and financial results. Interested parties may join the webcast by visiting Magnolia’s website at www.magnoliaoilgas.com/events-and-presentations and clicking on the webcast link or by dialing 1-866-807-9684. A replay of the webcast will be posted on Magnolia’s website following completion of the call.

About Magnolia Oil & Gas Corporation

Magnolia (MGY) is a publicly traded oil and gas exploration and production company with South Texas operations in the core of the Eagle Ford Shale and Austin Chalk formations. Magnolia will focus on generating value for shareholders through steady production growth, strong pre-tax margins, and free cash flow. For more information, visit www.magnoliaoilgas.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Magnolia’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, the words could, should, will, may, believe, anticipate, intend, estimate, expect, project, the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Magnolia disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Magnolia cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Magnolia, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids. In addition, Magnolia cautions you that the forward looking statements contained in this press release are subject to the following factors: (i) the outcome of any legal proceedings that may be instituted against Magnolia; (ii) Magnolia’s ability to realize the anticipated benefits of its business combination, which may be affected by, among other things, competition and the ability of Magnolia to grow and manage growth profitably; (iii) changes in applicable laws or regulations; and (iv) the possibility that Magnolia may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in Magnolia’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is expected to be filed on February 27, 2019. Magnolia’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Contacts for Magnolia Oil & Gas Corporation

Investors

Brian Corales

(713) 842-9036

bcorales@mgyoil.com

Media

Art Pike

(713) 842-9057

apike@mgyoil.com

Magnolia Oil & Gas Corporation

Operating Highlights

	Successor
	For the Quarter Ended December 31, 2018	July 31, 2018 through December 31, 2018
Production:
Oil (MBbls)	3,054	5,078
Natural gas (MMcf)	8,795	14,136
NGLs (MBbls)	1,179	1,857

Total (MBoe)	5,699	9,291

Revenues (in thousands):
Oil sales	$198,891	$342,093
Natural gas sales	29,565	42,979
NGL sales	26,599	48,146

Total Revenues	$255,055	$433,218

Average sales price:
Oil (per Bbl)	$65.12	$67.37
Natural gas (per Mcf)	3.36	3.04
NGL (per Bbl)	22.56	25.93

Total (per Boe)	$44.75	$46.63

NYMEX WTI ($/Bbl)	$59.08	$63.10
NYMEX Henry Hub ($/Mcf)	$3.64	$3.33
Realization to benchmark:
Oil (per Bbl)	110%	107%
Natural Gas (per Mcf)	92%	91%

Operating Expenses (in thousands):
Lease operating expenses	$19,737	$30,753
Taxes other than income	13,819	23,170
Gathering, transportation and processing	9,092	14,445
Depreciation, depletion and amortization	111,989	177,890

Operating costs per Boe:
Lease operating expenses	$3.46	$3.31
Taxes other than income	2.42	2.49
Gathering, transportation and processing	1.60	1.55
Depreciation, depletion and amortization	19.65	19.15

Magnolia Oil & Gas Corporation

Consolidated and Combined Statements of Operations

(in thousands, except per share data)

	Successor
	For the Quarter Ended December 31, 2018	July 31, 2018 through December 31, 2018
REVENUES:
Oil revenues	$198,891	$342,093
Natural gas revenues	29,565	42,979
Natural gas liquids revenues	26,599	48,146

Total revenues	255,055	433,218

OPERATING EXPENSES
Lease operating expenses	19,737	30,753
Gathering, transportation and processing	9,092	14,445
Taxes other than income	13,819	23,170
Exploration expense	661	11,882
Asset retirement obligation accretion	1,276	1,668
Depreciation, depletion and amortization	111,989	177,890
Amortization of intangible assets	3,626	6,044
General & administrative expenses	18,504	28,801
Transaction related costs	2,241	24,607

Total operating costs and expenses	180,945	319,260
OPERATING INCOME	74,110	113,958

OTHER INCOME (EXPENSE):
Income (loss) from equity method investee	465	773
Interest expense	(7,494)	(12,454)
Other income (expense), net	(1,355)	(8,374)

Total other income (expense)	(8,384)	(20,055)

INCOME BEFORE INCOME TAXES	65,726	93,903
Income tax expense	7,918	11,455

NET INCOME	57,808	82,448
LESS: Net income attributable to noncontrolling interest	24,887	43,353

NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCK	$32,921	$39,095

NET INCOME PER COMMON SHARE
Basic	$0.21	$0.25
Diluted	$0.21	$0.25
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	156,273	154,527
Diluted	158,998	158,232
WEIGHTED AVERAGE NUMBER OF CLASS B SHARES OUTSTANDING	93,189	90,949

(1)	Diluted shares outstanding include the effect of warrants using the treasury stock method.

Magnolia Oil & Gas Corporation

Summary Balance Sheet Data

(in thousands)

	Successor	Predecessor
	December 31, 2018	December 31, 2017
Cash	$135,758	$—
Other current assets	156,601	114,536
Property, plant and equipment, net	3,073,204	1,565,537
Other assets	67,960	8,901

Total assets	$3,433,523	$1,688,974

Current liabilities	$197,361	$81,300
Long-term debt, net	388,635	—
Other long-term liabilities	139,572	9,836

Stockholders’ equity
Noncontrolling interests	1,031,186	—
Common stock	25	—
Additional paid in capital	1,641,237	—
Retained earnings	35,507	—
Parents’ net investment	—	1,597,838

Total liabilities and equity	$3,433,523	$1,688,974

Magnolia Oil & Gas Corporation

Non-GAAP Financial Measures

Reconciliation of net income attributable to Class A Common Stock to Adjusted EBITDAX

In this press release, we refer to Adjusted EBITDAX, a supplemental non-GAAP financial measure that is used by management and external users of our consolidated and combined financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net income (loss) before interest expense, income taxes, depreciation, depletion and amortization and accretion of asset retirement obligations and exploration costs. Adjusted EBITDAX is not a measure of net income as determined by GAAP.

Our management believes that Adjusted EBITDAX is useful because it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We also believe that securities analysts, investors and other interested parties may use Adjusted EBITDAX in the evaluation of our Company. We exclude the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.

The following table presents a reconciliation of Adjusted EBITDAX to net income attributable to Class A Common Stock, our most directly comparable financial measure calculated and presented in accordance with GAAP:

	Successor
(in thousands)	For the Quarter Ended December 31, 2018	July 31, 2018 through December 31, 2018
Adjusted EBITDAX reconciliation to net income:
Net income attributable to common stock	$32,921	$39,095
Net income attributable to Noncontrolling Interest	24,887	43,353
Income tax (benefit) expense	7,918	11,455
Interest expense	7,494	12,454
Depreciation, depletion and amortization	111,989	177,890
Amortization of intangible assets	3,626	6,044
Exploration Expense	661	11,882
Accretion expense	1,276	1,668

EBITDAX	190,772	303,841
Transaction related costs(1)	2,241	24,607

Adjusted EBITDAX	$193,013	$328,448

(1)

Transaction related costs incurred related to the execution of our business combination with EnerVest, Ltd. and its affiliates and the Harvest acquisition, including legal fees, advisory fees, consulting fees, accounting fees, employee placement fees, and other transaction and facilitation costs.

Magnolia Oil & Gas Corporation

Non-GAAP Financial Measures

Reconciliation of net income attributable to Class A Common Stock to adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Class A Common Stock. Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, and capital structure, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

(in thousands, except per share data)	For the Quarter Ended December 31, 2018	Per Share Diluted EPS	July 31, 2018 through December 31, 2018	Per Share Diluted EPS
Net income attributable to Class A Common Stock	$32,921	$0.21	$39,095	$0.25
Adjustments for certain items affecting comparability(1):
Loss on Giddings earnout (2)	—	—	6,700	0.04
Transaction costs	2,241	0.01	24,607	0.16
Seismic purchase	—	—	11,000	0.07
Noncontrolling interest impact	—	—	(6,439)	(0.04)
Change in estimated income tax	(471)	—	(7,532)	(0.05)

Adjusted earnings	$34,691	$0.22	$67,431	$0.43

(1)	Includes amounts attributable to Class A Common Stock.
(2)	Loss related to lump sum payment of $26 million to the Giddings Sellers to fully settle an earnout payment.

Magnolia Oil & Gas Corporation

Non-GAAP Financial Measures

Reconciliation of operating margin to adjusted operating margin

In this press release, we refer to adjusted operating margin per Boe, a supplemental non-GAAP financial measure that is used by management. We define adjusted operating margin per Boe as total revenues per Boe less operating expenses per Boe adjusted for certain unusual or non-recurring items per Boe that management does not consider to be representative of the Company’s on-going business operations. Management believes that adjusted operating margin per Boe provides relevant and useful information, which is used by our management in assessing the Company’s profitability and comparability of results to our peers.

As a performance measure, adjusted operating margin may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, and capital structure, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted operating margin and adjusted operating margin per Boe may not be comparable to similar measures of other companies in our industry.

	Successor
(in $/Boe)	For the Quarter Ended December 31, 2018	July 31, 2018 through December 31, 2018
Revenue	$44.75	$46.63
Direct operating expenses
Less: Lease Operating Expenses	(3.46)	(3.31)
Less: Gathering, Transportation, and Processing	(1.60)	(1.55)
Less: Taxes Other Than Income	(2.42)	(2.49)
Less: Exploration Expense	(0.12)	(1.28)
Less: General & Administrative expense	(3.25)	(3.10)
Less: Transaction Related expense	(0.39)	(2.65)

Cash Operating Margin	33.51	32.25
Margin (%)	75%	69%

Non-cash expenses
Less: Depreciation, Depletion, and Amortization	(19.65)	(19.15)
Less: Amortization on Intangible Assets	(0.64)	(0.65)
Less: Asset retirement obligations accretion	(0.22)	(0.18)

Operating margin	13.00	12.27
Margin (%)	29%	26%

Adjustments
Add: Exploration Expense related to seismic license continuation	—	1.18
Add: Transaction Related expense	0.39	2.65

Adjusted operating margin	13.39	16.10
Margin (%)	30%	35%